Exhibit 10.1

CONTRIBUTION AGREEMENT
dated as of [   ], 20[   ]
Between
SANTANDER CONSUMER USA INC.
and
SANTANDER DRIVE AUTO RECEIVABLES LLC

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TABLE OF CONTENTS
(Continued)

Page
SECTION 4.11 Acknowledgment and Agreement	12
SECTION 4.12 No Waiver; Cumulative Remedies	12
SECTION 4.13 Nonpetition Covenant	12
SECTION 4.14 Submission to Jurisdiction	12

EXHIBITS
Exhibit A	Form of Assignment
Schedule I	Representations and Warranties

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     THIS CONTRIBUTION AGREEMENT is made and entered into as of [ ], 20[ ] (as amended from time to time, this “Agreement”) by SANTANDER CONSUMER USA INC., an Illinois corporation (“Santander Consumer” or the “Originator”), and Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Depositor”).
WITNESSETH:
     WHEREAS, in the regular course of its business, the Originator purchases certain [prime] [non-prime] motor vehicle retail installment sale contracts secured by new and used automobiles, light duty trucks, vans, mini-vans and motorcycles from motor vehicle dealers; and
     WHEREAS, the Originator and the Depositor wish to set forth the terms pursuant to which the Originator’s right, title and interest in and to the Contracts are to be conveyed, transferred, contributed and assigned by the Originator to the Depositor, which Contracts will then be transferred by the Depositor, pursuant to the Sale and Servicing Agreement to Santander Drive Auto Receivables Trust 20[ ]-[ ] (the “Issuer”) to be created under the Trust Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
     SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among the Issuer, Santander Consumer, as servicer, the Depositor, as seller and [ ], as indenture trustee, which also contains rules as to usage that are applicable herein. As used herein, the following terms shall have the following meanings:
     “Conveyed Assets” has the meaning specified in Section 2.2.
     “Initial Conveyed Assets” has the meaning specified in Section 2.1.
     “Subsequent Conveyed Assets” has the meaning specified in Section 2.2.
     SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Person include that Person’s successors and assigns; and (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
ARTICLE II
CONTRIBUTION
     SECTION 2.1 Agreement to Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, the Originator agrees to transfer, assign, set over, contribute and otherwise convey to the Depositor without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the Contracts after the Initial Cut-Off Date, the Contract Files and the Related Security relating thereto, whether now owned or hereafter acquired, described in an Assignment substantially in the form of Exhibit A delivered on the Closing Date (collectively, the “Initial Conveyed Assets”), which sale shall be effective as of the Initial Cut-Off Date. The transfer, assignment and conveyance made hereunder will not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Originator to the Obligors, the Dealers or any other Person in connection with the Contracts and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.
     SECTION 2.2 Agreement to Contribute on the Funding Dates. On the terms and subject to the conditions set forth in this Agreement, the Originator agrees to transfer, assign, set over, contribute and otherwise convey to the Depositor on each Funding Date all of its right, title and interest in, to and under the Contracts after the related Subsequent Cut-Off Date and the Related Security relating thereto, whether now owned of hereafter acquired, described in an Assignment substantially in the form of Exhibit A delivered on such Funding Date (collectively, the “Subsequent Conveyed Assets” and, together with the Initial Conveyed Assets, the “Conveyed Assets”). The transfer, assignment and conveyance made hereunder will not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Originator to the Obligors, the Dealers or any other Person in connection with the Contracts and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.
     SECTION 2.3 Consideration for the Initial Conveyed Assets. In consideration of the contribution of the Initial Conveyed Assets contributed to the Depositor on the Closing Date, the Depositor shall issue membership interests in the Depositor to the Originator representing 100% of the equity interest in the Depositor, such interest to represent the estimated fair market value of the Initial Conveyed Assets on the Closing Date. Notwithstanding the preceding sentence, if such purchase price for the Initial Conveyed Assets exceeds the amount of cash available to the Depositor from the proceeds of the sale of the Notes, then an undivided interest in such Initial Conveyed Assets in an amount equal to such excess shall be deemed to have been contributed to the Depositor by the Originator.

     SECTION 2.4 Consideration and Payment for the Subsequent Conveyed Assets. In consideration of the contribution of the Subsequent Conveyed Assets contributed to the Depositor on each Funding Date, the Depositor shall pay to the Originator on such date an amount equal to the estimated fair market value of the related Subsequent Conveyed Assets on such Funding Date (the “Purchase Price”). Notwithstanding the preceding sentence, if the Purchase Price to be paid by the Depositor for such Subsequent Conveyed Assets exceeds the amount of any cash payments paid by the Issuer to the Depositor on such Funding Date for such Subsequent Conveyed Assets, then an undivided interest in such Subsequent Conveyed Assets in an amount equal to such excess shall be deemed to have been contributed to the Depositor by Santander Consumer.
     SECTION 2.5 Conditions to Transfer of Subsequent Contracts. The Originator shall transfer to the Depositor the Subsequent Contracts and the other property and rights related thereto described in Section 2.2 above only upon the satisfaction of each of the following conditions on or prior to the related Funding Date:
     (i) The Originator shall have provided the Indenture Trustee, the Owner Trustee[, the Insurer] and the Rating Agencies with a Notice of Funding Date not later than five days prior to such Funding Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Contracts;
     (ii) The Originator shall have delivered to the Owner Trustee and the Indenture Trustee a list of all Subsequent Contracts to be transferred on such Funding Date;
     (iii) as of each Funding Date, (A) the Originator shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Contracts on such Funding Date, (B) the Originator shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Originator shall not constitute unreasonably small capital to carry out its business as conducted;
     (iv) the Funding Period shall not have terminated;
     (v) after giving effect to any transfer of Subsequent Contracts on a Funding Date, the Contracts transferred to the Depositor pursuant to this Agreement shall meet the following criteria (based on the characteristics of the Initial Contracts on the Initial Cut-Off Date and the Subsequent Contracts on the related Subsequent Cut-Off Dates) as such information is provided to the Indenture Trustee by the Servicer: (A) the weighted average APR of all Contracts transferred to the Depositor shall not be less than [ ]%, unless, with the prior consent of the Rating Agencies [and the Insurer], the Originator increases the related Subsequent Reserve Amount with respect to such Subsequent Contracts [by the amount required by the Insurer]; (B) the weighted average original term to scheduled maturity of the Contracts shall not be greater than [ ] months; (C) the weighted average overall loan-to-value percentage of all of the Contracts shall not be greater than [ ]%; (D) the percentage of Contracts originated and entered into in the

State of Texas shall not exceed [ ]% of the total Contracts in the Trust; and (E) the percentage of Contracts relating to “OverDrive” program shall not be less than [ ]%;
     (vi) each of the representations and warranties made by the Originator pursuant to Schedule I hereto with respect to the Subsequent Contracts to be transferred on such Funding Date shall be true and correct as of the related Funding Date, and the Originator shall have performed all obligations to be performed by it hereunder on or prior to such Funding Date;
     (vii) the Originator shall, at its own expense, on or prior to the Funding Date indicate in its computer files that the Subsequent Contracts have been sold to the Depositor pursuant to this Agreement;
     (viii) the Originator shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;
     (ix) no selection procedures adverse to the interests of the Noteholders [or the Insurer] shall have been utilized in selecting the Subsequent Contracts;
     (x) the addition of any such Subsequent Contracts shall not result in a material adverse tax consequence to the Trust or the Noteholders;
     (xi) [no Insurer Default shall have occurred and be continuing;]
     (xii) [the Insurer, in its absolute and sole discretion, shall have approved the transfer in writing of such Subsequent Contracts to the Depositor and the Insurer shall have been reimbursed for any fees and expenses incurred by the Insurer in connection with the granting of such approval;]
     (xiii) the Originator shall have delivered to [the Insurer,] the Owner Trustee and the Indenture Trustee an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.5; and
     (xiv) no Subsequent Contract shall have an APR less than [ ]%.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
     SECTION 3.1 Representations and Warranties of the Originator. The Originator hereby represents and warrants to the Depositor[, the Insurer] and the Trust as of the date hereof with respect to the Initial Conveyed Assets and as of each Funding Date with respect to the related Subsequent Conveyed Assets:
     (a) Organization, etc. The Originator has been duly organized and is validly existing as a corporation under the laws of the State of Illinois, with power and, authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has power, authority and legal right to acquire and own the Contracts.
     (b) Power and Authority. The Originator has full power and authority to convey, transfer, contribute and assign the property conveyed and assigned to the Depositor hereunder and has duly authorized such contribution and assignment to the Depositor by all necessary action. This Agreement [and the Insurance Agreement have] has been duly authorized, executed and delivered by the Originator and shall constitute the legal, valid and binding obligations of the Originator except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.
     (c) No Violation. The consummation of the transactions contemplated by this Agreement [and the Insurance Agreement], and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Originator and its subsidiaries considered as a whole), or result in the creation or imposition of, any lien, charge or encumbrance (in each case material to the Originator and its subsidiaries considered as a whole) upon any of the property or assets of the Originator pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Originator is a debtor or guarantor, nor will such action result in any violation of the provisions of the certificate of incorporation or other organizational documents of the Originator.
     (d) No Proceedings. No legal or governmental proceedings are pending to which the Originator is a party or of which any property of the Originator is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Originator and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Originator of its obligations under, or the validity and enforceability of this Agreement [or the Insurance Agreement].
     (e) Principal Place of Business, Jurisdiction of Organization. The principal place of business of the Originator is located in Texas. The Originator is organized under the laws of Illinois as a corporation. “Santander Consumer USA Inc.” is the correct legal name of the Originator indicated on the public records of the Originator’s jurisdiction of organization which shows it to be organized. Prior to December 6, 2006 and for at least the five (5) years preceding such date, the Originator’s correct legal name was Drive Financial Services, LP, a limited partnership formed under the laws of Delaware.
     SECTION 3.2 Representations and Warranties of the Originator as to each Contract. On the date hereof, with respect to the Initial Contracts, or on each Funding Date, with respect to the Subsequent Contracts, the Originator hereby makes the representations and warranties set forth on Schedule I to the Sale and Servicing Agreement to the Depositor as to the Initial Contracts and Subsequent Contracts, as applicable, sold, transferred, assigned, contributed and otherwise conveyed to the Depositor under this Agreement on which such representations and warranties the Depositor relies in acquiring the Contracts. Such representations and warranties speak, with respect to any Contract, as of the applicable Cut-Off Date for such Contract, but shall survive the sale of such Contracts to the Issuer under the Sale and Servicing Agreement, and the Grant of the Contracts by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Originator shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents.
     SECTION 3.3 Repurchase upon Breach. Upon discovery by or notice to the Depositor or the Originator of a breach of any of the representations and warranties set forth in Section 3.2 at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer[, the Insurer] or the Noteholders in the Contracts, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that the failure to give such notice shall not affect any obligation of the Originator hereunder. If the Originator does not correct or cure such breach prior to the end of the first full Collection Period after the date the Originator became aware or was notified of such breach, then the Originator shall repurchase any Contract affected by such breach which materially and adversely affects the interests of the Issuer[, the Insurer] or the Noteholders in such Contract from the Depositor on or before such last day. Any such breach or failure will not be deemed to have a material and adverse effect if such breach or failure does not affect the ability of the Depositor (or its assignee) to receive and retain timely payment in full on such Contract. Any such repurchase by the Originator shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Originator shall make (or shall cause to be made) a payment to the Depositor equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such Payment Date. Upon payment of such Repurchase Price by the Originator, the Depositor shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Originator or its designee any Contract repurchased pursuant hereto. It is understood and agreed that the obligation of the Originator to repurchase any Contract as described above shall constitute the sole remedy respecting such breach available to the Depositor.
     SECTION 3.4 Protection of Title.
     (a) The Originator shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Depositor in the Contracts and in the proceeds thereof. The Originator shall deliver (or cause to be delivered) to the Depositor file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
     (b) The Originator shall not change its name, identity, State of organization or structure as a corporation in any manner that would, could or might make any financing statement or continuation statement filed by the Originator in accordance with Section 3.4(a) seriously misleading within the meaning of Section 9-506, Section 9-507 and Section 9-508 of the UCC, unless it shall have given the Depositor [and the Insurer] at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) The Originator shall give the Depositor [and the Insurer] at least 60 days’ prior written notice of any relocation for purposes of Section 9-307 of the UCC of its principal executive office or State of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Originator shall at all times maintain each office from which it shall service Contracts and its principal executive office, within the United States (other than Louisiana).
     (d) The Originator shall maintain accounts and records as to each Contract and the related Contract File accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and the related Contract File.
     (e) The Originator shall maintain its computer systems so that, from and after the time of contribution hereunder of the Contracts to the Depositor, the Originator’s master computer records (including any back-up archives) that refer to a Contract and the related Contract File shall indicate clearly (including by means of tagging) the interest of the Depositor in such Contract and the related Contract File and that such Contract and the related Contract File is owned by the Depositor.
     (f) Indication of the Depositor’s ownership of any Contract shall be deleted from or modified on the Originator’s computer systems when, and only when, the Contract shall have been paid in full or repurchased or when the Depositor shall give notice that it has conveyed such Contract.
     (g) If at any time the Originator shall propose to sell, grant a security interest in, or otherwise transfer any interest in, automotive receivables to any prospective seller, lender or other transferee, the Originator shall give to such prospective seller, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract or the related Contract File, shall indicate clearly (including by means of tagging) that such Contract and the related Contract File has been sold and is owned by the Depositor.
     (h) The Originator shall permit the Depositor [and the Insurer] and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Originator’s records regarding any Contract.
     (i) Upon request, the Originator shall furnish to the Depositor[, the Insurer] and the Trust within 20 Business Days, a list of all Contracts (by contract number and name of Obligor) then owned by the Depositor, together with a reconciliation of such list to the Schedule of Contracts.
     (j) In the event the Originator receives any collections, it shall promptly upon receipt, but in no event later than one (1) Business Day from receipt, deposit such payments or proceeds with the Servicer for deposit into the Collection Account in accordance with the Sale and Servicing Agreement.

     SECTION 3.5 Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Originator shall defend the right, title and interest of the Depositor in, to and under such Contracts against all claims of third parties claiming through or under the Originator; provided, however, that the Originator’s obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.
     SECTION 3.6 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Originator[, the Insurer] and the Trust as of the date hereof and as of the Closing Date and as of each Funding Date:
     (a) Organization, Etc. The Depositor has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.
     (b) Due Authorization and No Violation. This Agreement has been duly authorized, executed and delivered by the Depositor, and is the valid, binding and enforceable obligation of the Depositor except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Depositor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Depositor is a debtor or guarantor, nor will such action result in any violation of the provisions of the limited liability company agreement of the Depositor.
     (c) No Litigation. No legal or governmental proceedings are pending to which the Depositor is a party or of which any property of the Depositor is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Depositor and will not materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of this Agreement.
     SECTION 3.7 Costs and Expenses. The Originator agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Depositor’s right, title and interest in and to the Contracts and the related property.
     SECTION 3.8 Indemnification.
     (a) The Originator shall defend, indemnify and hold harmless the Depositor, the Trust, the Owner Trustee[, the Insurer] and any assignee of the foregoing from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the failure of a Contract to be originated in compliance with all requirements of law and for any breach of any of the Originator’s representations and warranties contained herein.
     (b) The Originator shall defend, indemnify, and hold harmless the Depositor, the Trust, the Owner Trustee[, the Insurer] and any assignee of the foregoing from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Originator or any Affiliate thereof of a Financed Vehicle.
     (c) The Originator shall defend, indemnify and hold harmless the Depositor, the Trust, the Owner Trustee[, the Insurer] and any assignee of the foregoing from and against any and all taxes that may at any time be asserted against the Depositor with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.
     (d) The Originator shall defend, indemnify and hold harmless the Depositor, the Trust, the Owner Trustee[, the Insurer] and any assignee of the foregoing from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Depositor through, the negligence, willful misconduct or bad faith of the Originator in the performance of its duties under this Agreement.
     (e) The Originator shall defend, indemnify and hold harmless the Depositor, the Trust, the Owner Trustee[, the Insurer] and any assignee of the foregoing from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the Originator’s trusts, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misconduct, bad faith or negligence of the Depositor. These indemnity obligations shall be in addition to any obligation that the Originator may otherwise have.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Transfers Intended as Absolute Contribution; Security Interest.
     (a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute contributions and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Contracts and related Conveyed Assets shall not be part of the Originator’s estate in the event of a bankruptcy or insolvency of the Originator. The sales and transfers by the Originator of the Contracts and related Conveyed Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Originator, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Originator are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Contracts.

     (b) Notwithstanding the foregoing, in the event that the Contracts and other Conveyed Assets are held to be property of the Originator, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Contracts and other Conveyed Assets, then it is intended that:
     (i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction;
     (ii) The conveyances provided for in Section 2.1 and Section 2.2 shall be deemed to be a grant by the Originator of, and the Originator hereby grants to the Depositor, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Contracts and other Conveyed Assets, to secure such indebtedness and the performance of the obligations of the Originator hereunder;
     (iii) The possession by the Depositor or its agent of the Contract Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
     (iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under Applicable Law.
     SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by Electronic Transmission, and addressed in each case as follows: (i) in the case of the Servicer at the following address: Attention: Santander Consumer USA Inc., 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247; at the following phone number: (214) 634-1110; and at the following fax number: [(214) 237—3570]; (ii) in the case of the Indenture Trustee and the Backup Servicer, at its Corporate Trust Office, Attention: [           ] – Santander Drive Auto Receivables Trust 20[ ]-[ ]; (iii) in the case of the Owner Trustee, at its Corporate Trust Office; (iv) in the case of Moody’s, at: 99 Church Street, New York, New York 10007; (v) in the case of S&P, at: 25 Broadway, New York, New York 10004; [and (vi) in the case of the Insurer, to: [            ], Telephone No.: [(  )            ], Facsimile: [(  )            ];] or (vii) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.
     SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.
     SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
     SECTION 4.6 Amendment. This Agreement may be amended from time to time [with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing)] by a written amendment duly executed and delivered by the Originator and the Depositor; provided, however, that the Rating Agency Condition shall have been satisfied with respect to such amendment.
     SECTION 4.7 Waivers. No failure or delay on the part of the Depositor, the Servicer, the Originator, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Depositor or the Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Depositor under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
     SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.
     SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 4.10 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.
     SECTION 4.11 Acknowledgment and Agreement. By execution below, the Originator expressly acknowledges and consents to the sale of the Conveyed Assets and the assignment of all rights and obligations of the Originator related thereto by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge, assignment and grant of a security interest in the Contracts and the other Conveyed Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Originator hereby acknowledges and agrees that for so long as the Notes are Outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Depositor under this Agreement.
     SECTION 4.12 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.
     SECTION 4.14 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement; and
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
     SECTION 4.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Residual Interestholders and their respective successors and permitted assigns and the Owner Trustee [and the Insurer] shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.
     [SECTION 4.16 Limitation of Rights. All of the rights of the Insurer in, to and under this Agreement (including, but not limited to, all of the Insurer’s rights as a third party beneficiary of this Agreement and all of the Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Insurer.]
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SANTANDER CONSUMER USA INC.

By:
Name:
Title:

S-1

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:
Name:
Title:

S-2

EXHIBIT A
FORM OF
ASSIGNMENT PURSUANT TO CONTRIBUTION AGREEMENT
     For value received, in accordance with the Contribution Agreement dated as of [       ], 20[ ] between Santander Consumer USA Inc., an Illinois corporation (the “Originator”) and Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Depositor”) (the “Agreement”), on the terms and subject to the conditions set forth in the Agreement, the Originator agrees to transfer, assign, set over, contribute and otherwise convey to the Depositor on [       ], 20[ ] all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Contracts set forth on the schedule of Contracts delivered by the Originator to the Depositor on the date hereof (such schedule, together with any other Schedule of Contracts delivered by the Originator to the Depositor pursuant to the Agreement, the “Schedule of Contracts”), and the Collections after the related Cut-Off Date and the Related Security relating thereto, which sale shall be effective as of such Cut-Off Date.
     The foregoing sale does not constitute and is not intended to result in any assumption by the Depositor of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Contracts, any insurance policies or any agreement or instrument relating to any of them.
     This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.
     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.
[Remainder of page intentionally left blank]

A-1

     IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of [       ], 20[ ].

SANTANDER CONSUMER USA INC.

By:
Name:
Title:

A-2

SCHEDULE I
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE CONTRACTS
(a)	Characteristics of Contracts. (i) Each Contract:
(i)	has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, has been fully and properly executed by the parties thereto, and has been validly assigned by such Dealer to the Originator;

(ii)	creates a valid, subsisting, and enforceable first priority security interest for the benefit of the Originator in the Financed Vehicle, which security interest has been, in turn, assigned by the Originator to the Depositor;

(iii)	contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

(iv)	provides for level monthly payments (provided that the payment in the first or last month in the life of the Contract may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate over an original term of no less than [ ] months and no greater than [ ] months;

(v)	provides for, in the event that such Contract is prepaid in full, a prepayment that fully pays the Principal Balance;

(vi)	is a Simple Interest Contract; and

(vii)	no Obligor has defaulted and no Obligor will default, in each case, on any portion of the first Contract Scheduled Payment due on the related Contract.
(b)	Schedule of Contracts. The information with respect to a Contract transferred on the Closing Date or Funding Date, as applicable, as set forth in the Schedule of Contracts for such date is true and correct in all material respects as of the close of business on the Initial Cut-Off Date and on each Subsequent Cut-Off Date, and no selection procedures adverse to the Noteholders [or the Insurer] have been utilized in selecting the Contracts.

(c)	Compliance with Law. Each Contract and the sale of the related Financed Vehicle complied at the time it was originated or made and complies at the execution of this Agreement, in all material respects with all requirements of applicable federal, state, and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer

Schedule I-1

Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

(d)	Binding Obligation. Each Contract represents the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and to general principles of equity and no Obligor has any right of action against the Depositor or the Servicer or any right to any offset, counterclaim or rescission.

(e)	No Government or Corporate Obligor. None of the Contracts is due from the United States or any State or from any agency, department, or instrumentality of the United States or any State. None of the Contracts is due from any Person that is not a natural person.

(f)	Obligor Bankruptcy. To the knowledge of the Originator, at the applicable Cut-Off Date, no Obligor was the subject of a bankruptcy proceeding since origination.

(g)	Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof pursuant to this Agreement, each Contract was secured by a validly perfected first priority security interest in the Financed Vehicle for the benefit of the Originator as secured party or all necessary and appropriate actions had been commenced (including the filing of the related applications for certificates of title with the related department of motor vehicles) that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Indenture Trustee for the benefit of the Originator as secured party. Immediately after the sale, assignment and transfer thereof to the Trust, although the related certificates of title will not indicate the Trust or Owner Trustee as secured party, each Contract will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Indenture Trustee, which security interest is prior to all other Liens in such Financed Vehicle.

(h)	Contracts in Force. No Contract has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Contract in whole or in part.

(i)	No Waiver. No provision of a Contract has been waived.

(j)	No Liens. To the best of the Originator’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to a Financed Vehicle that are prior to, or equal with, the security interest in the Financed Vehicle granted by the Contract.

(k)	No Default. Except for delinquencies continuing for a period of not more than 30 days as of the applicable Cut-Off Date, no default, breach, violation or event permitting acceleration under the terms of any Contract has occurred and there was no material misrepresentation by any Obligor on such Obligor’s credit application; and no continuing condition existed that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract has arisen.

Schedule I-2

(l)	Insurance. The Originator, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle or has applied for such insurance: (i) in an amount at least equal to the lesser of (A) the actual cash value of the related Financed Vehicle or (B) the unpaid Principal Balance of such Contract; (ii) naming the Originator as loss payee; and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision damage.

(m)	Title. It is the intention of the Originator that the transfer and assignment herein contemplated constitute a contribution of the Contracts from the Originator to the Depositor and that the beneficial interest in and title to the Contracts not be part of the Originator’s estate in the event of the filing of a bankruptcy petition by or against the Originator under any bankruptcy law. No Contract has been sold, transferred, assigned, or pledged by the Originator to any Person other than the Depositor and the Indenture Trustee. Immediately prior to the transfer and assignment of each Contract herein contemplated, the Originator had good and marketable title to such Contract free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to such Contract, free and clear of all Liens and rights of others.

(n)	Lawful Assignment. No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Contract under this Agreement or pursuant to transfers of the Contracts shall be unlawful, void or voidable.

(o)	All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Depositor a first priority, perfected ownership interest in the Contracts have been made.

(p)	Chattel Paper. Each Contract (A) constitutes either “tangible chattel paper” or a “payment intangible,” each as defined in the UCC and (B) if “tangible chattel paper,” shall be maintained in its original “tangible” form[, unless the Insurer has consented in writing to such chattel paper being maintained in another form or medium].

(q)	Maturity of Contracts. Each Contract transferred to the Depositor had an original maturity of no less than [ ] months and no greater than [ ] months and a remaining term to maturity of not less than [ ] months as of the applicable Cut-Off Date.

(r)	One Original. There is only one original executed copy of each Contract and such original has been delivered to the Indenture Trustee.

(s)	U.S. Resident. Each Contract is payable in U.S. Dollars and to the best of the Originator’s knowledge, the Obligor thereon is an individual who is a United States resident.

(t)	Final Contract Scheduled Payment. Each Contract has a final Scheduled Contract Payment at least six months prior to the Final Scheduled Payment Date of the Class [ ] Notes.

Schedule I-3

(u)	Payments Due. The weighted average of the number of Contract Scheduled Payments that have been due under the Contracts since origination is at least [ ].

(v)	Original Principal Balance. Each Contract has a Principal Balance of at least $[ ] and not greater than $[ ] as of the applicable Cut-Off Date.

(w)	No Advances. No advances were made on behalf of the Obligor to satisfy any of the representations and warranties set forth herein with respect to the related Contract.

(x)	Repossession. No Financed Vehicle was repossessed on or prior to the applicable Cut-Off Date.

(y)	Credit and Collection Policy. Each Contract satisfies in all material respects the requirements under the Credit and Collection Policy that was in effect at the time as of the Closing Date or the Funding Date. Each Contract originated by a Dealer was underwritten by the Originator pursuant to agreed upon and well-articulated underwriting and documentation standards. The collection practices used with respect to each Contract have been in all respects legal, proper, prudent and customary in the motor vehicle financing and servicing business. The Originator and the Servicer will not amend or modify the Credit and Collection Policy in any material respect without the prior written consent of the Controlling Party, such consent not to be unreasonably withheld. [The Originator and the Servicer will notify the Insurer of all amendments of the Credit and Collection Policy and send copies of such amendments to the Insurer.]

(z)	No Proceedings. There are no proceedings pending, or to the best of the Originator’s knowledge, threatened, wherein the Obligor or any governmental agency has alleged that any Contract is illegal or unenforceable.

(aa)	Origination. The Originator has duly fulfilled all obligations to be fulfilled on the lender’s part under or in connection with the origination, acquisition and assignment of the Contracts and the related Trust Estate, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Contracts and the related Trust Estate by the Trust, and has done nothing to impair the rights of the Trust, the Noteholders [or the Insurer] in payments with respect thereto.

(bb)	Tax Liens. The sale, transfer, assignment and conveyance of the Contracts and the related Conveyed Assets by the Originator hereunder is not subject to and will not result in any Transfer Taxes payable by the Depositor, the Issuer or the Indenture Trustee other than Transfer Taxes which have or will be paid by the Originator as due. In the event that the Issuer or the Indenture Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Contracts and the related Trust Estate, on written demand by the Issuer or the Indenture Trustee, or upon the Originator’s otherwise being given notice thereof by the Issuer or the Indenture Trustee, the Originator shall pay, and otherwise indemnify and hold the Issuer[, the Insurer] and the Indenture Trustee harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Noteholders, the Indenture Trustee[, the Insurer] and the Issuer shall have no obligation to pay such Transfer Taxes).

Schedule I-4

(cc)	Dealers. Each Dealer that originated a Contract for sale to the Originator has been selected by the Originator based on the Originator’s underwriting criteria, its financial and operating history and record of compliance with requirements of applicable federal and state law. Each Dealer from whom the Originator purchases Contracts directly has entered into an agreement with the Originator providing for the sale of motor vehicle loans from time to time by such Dealer to the Originator and is authorized to originate Contracts for sale to the Originator under the Originator’s underwriting guidelines. To the best of the Originator’s knowledge, no Dealer has engaged in any conduct constituting fraud or misrepresentation with respect to the Contracts or the related Trust Estate.

(dd)	Adverse Selection. The Originator used no selection procedures that identified the Contracts as being less desirable or valuable than other comparable motor vehicle loans originated or acquired by the Originator.

(ee)	Computer Tape. The computer tape made available [to the Insurer] by the Originator on the Closing Date or the Funding Date, as applicable, was complete and accurate as of the applicable Cut-Off Date and includes a description of the same Contracts that are described on the related Schedule of Contracts.

(ff)	Delinquent Taxes. With respect to each Initial Contract, as of the Closing Date, there is no lien against any related Financed Vehicle for delinquent taxes. With respect to each Subsequent Contract, as of the related Funding Date, there is no lien against any related Financed Vehicle for delinquent taxes.

(gg)	Proceeds. At the time of origination of each Contract, the proceeds of such Contract were fully disbursed. There is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Contract have been paid.

(hh)	Obligor History. No Contract is due from an Obligor who has defaulted under a previous contract with the Originator.

(ii)	Dealer Agreements. The Dealer that sold each Contract to the Originator has entered into a Dealer Agreement and such Dealer Agreement constitutes the entire agreement between the Originator and the related Dealer with respect to the sale of such Contract to the Originator. Each such Dealer Agreement is in full force and effect and is the legal, valid and binding obligation of such Dealer, there have been no material defaults by such Dealer or by the Originator under such Dealer Agreement; the Originator has fully performed all of its obligations under such Dealer Agreement; the Originator has not made any statements or representations to such Dealer (whether written or oral) inconsistent with any term of such Dealer Agreement; the purchase price (as specified in the applicable Dealer Agreement, if any) for such Contract has been paid in full by the Originator; there is no other payment due to such Dealer from the Originator for the purchase of such Contract; such Dealer has no right, title or interest in or to any Contract; there is no prior course of dealing between such Dealer and the Originator which will affect the terms of such Dealer Agreement; any payment owed to such Dealer by the

Schedule I-5

Originator is a corporate obligation of the Originator in the nature of a bonus for amounts collected by the Originator in excess of the purchase price for a Contract.

(jj)	Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Financed Vehicle and to maintain liability insurance with respect thereto, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor’s right of quiet enjoyment.

(kk)	No Substitution. No Contract provides for the substitution, exchange or addition of any Financed Vehicle subject to such Contract.

(ll)	Assignment. The rights with respect to each Contract are assignable by the Originator without the consent of any Person other than consents which will have been obtained on or before the transfer to the Depositor or the Trust.

(mm)	Consumer. To the best of the Originator’s knowledge, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Financed Vehicles.

(nn)	No Defects. Each Financed Vehicle was properly delivered to the Obligor in good repair, without defects and in satisfactory order. Each Financed Vehicle was accepted by the Obligor after reasonable opportunity to inspect and test such Financed Vehicle and no Obligor has informed the Originator of any defect therein.

(oo)	Certificate of Title. The Servicer holds the certificate of title or the application for a certificate of title for each of the Financed Vehicles as of the date on which the related Contract is transferred to the Depositor and will obtain within 180 days of such date certificates of title with respect to each Financed Vehicle as to which the Servicer holds only such application.

(pp)	No Extensions; Modifications. No Contract has been extended, rewritten or is subject to any forbearance, or any other such modified payment plan other than in accordance with the Originator’s Credit and Collection Policy (of which Indenture Trustee retains a copy and which is available from such Indenture Trustee upon request) as in effect on the Closing Date or the Funding Date, as applicable.
     Notwithstanding anything in this Agreement to the contrary, the Originator makes no representation or warranty whether any Contract is or could become subject to the Servicemembers Civil Relief Act.

Schedule I-6